Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------



August 26, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   Gemco Minerals, Inc.

Dear Sirs:

We were previously the principal auditors for Gemco Minerals, Inc. and we reported on the financial statements of Gemco Minerals, Inc. for the period from inception, August 21, 1997 to May 31, 2009. We have read Gemco Minerals, Inc.'s statements under Item 4 of its Form 8-K, dated August 26, 2009, and we agree with such statements.

For the most recent fiscal period through to August 26, 2009, there have been no disagreements between Gemco Minerals, Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ "Moore & Associates, Chartered"
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Moore & Associates, Chartered
Las Vegas, Nevada


            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

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